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                                                                       EXHIBIT 5


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                        315 DEADERICK STREET, SUITE 2700
                         NASHVILLE, TENNESSEE 37238-0002
                                 (615) 742-6200
                                www.bassberry.com

        KNOXVILLE OFFICE                                 MEMPHIS OFFICE
900 SOUTH GAY STREET, SUITE 1700                   THE TOWER AT PEABODY PLACE
      KNOXVILLE, TN 37902                         100 PEABODY PLACE, SUITE 950
        (865) 521-6200                                MEMPHIS, TN 38103-2625
                                                          (901) 543-5900




                                  March 9, 2001

Dollar General Corporation
100 Mission Ridge
Goodletsville, Tennessee  37072

         RE:      REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:


         We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission on March 9, 2001, and any subsequently filed amendment (the "Registration Statement"), in connection with the registration of 12,556,014 shares (the "Shares") of the Company's common stock, $.50 par value per share, relating to sales, if any, of the Shares by the selling shareholder named therein (the "Selling Shareholder").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, which may be sold by the Selling Shareholder, are validly issued, fully paid and nonassessable.

         We express no opinion herein other than as to the law of the State of Tennessee and the federal law of the United States.

         Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

         This opinion is rendered solely for your information in connection with the above-referenced transaction and may not be delivered or quoted to any other person or relied upon for any other purpose without our prior written consent.


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Dollar General Corporation
March 9, 2001
Page 2


         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ Bass, Berry & Sims PLC